As filed with the Securities and Exchange Commission on June 10, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10, 2009

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On Wednesday, June 10, 2009, B&G Foods will make a presentation at the Piper Jaffray 29th Annual Consumer Conference at the Westin New York at Times Square in New York City. Presenting from B&G Foods will be David L. Wenner, President and Chief Executive Officer. The presentation will begin at 11:30 am ET.

Investors and interested parties may listen to the live audio webcast of the presentation made at the Piper Jaffray conference by visiting B&G Foods’ website at www.bgfoods.com under the investor relations section at the appropriate time. A replay of the webcast will be available following the conclusion of the presentation.

Certain information in the slide presentation to be used by B&G Foods in connection with the conference has not been previously publicly reported. The information contained in the slide presentation, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.1	B&G Foods Slide Presentation for the Piper Jaffray Consumer Conference, dated June 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 10, 2009	By:	/s/ Robert C. Cantwell
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer